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                                                                    Exhibit 23.1


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47834) pertaining to the 1995 Stock Option Plan, 2000 Stock Option Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan of Synplicity Inc. of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Synplicity Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                             /s/ Ernst & Young LLP

Palo Alto, California
March 26, 2001